UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
The Kraft Heinz Company
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The Kraft Heinz Company
200 East Randolph Street, Suite 7600
Chicago, Illinois 60601
April 17, 2017
The Kraft Heinz Company (“Kraft Heinz”) is updating information set forth in its definitive proxy statement, dated March 3, 2017, for its April 19, 2017 Annual Meeting of Stockholders (the “Annual Meeting”). On March 21, 2017, Kraft Heinz announced its expanded commitment to corporate social responsibility (“CSR”) through a number of sustainability targets intended to protect the planet and benefit people and society. In light of this announcement and discussions with Kraft Heinz’s management, the proponents of Item 4 (Proposal Related to Sustainability Reporting) have withdrawn their proposal. Consequently, the proposal (Item 4 in the definitive proxy statement and on the proxy card) will not be presented for a vote at our Annual Meeting.